UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to §240.14a-12

CNB FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

CNB Financial Corp.

Notice of Annual Meeting of Shareholders
&
Proxy Statement

CNB Financial Corp.
33 Waldo Street, P.O. Box 830
Worcester, MA 01613-0830

April 10, 2006

Dear Shareholder:

We cordially invite you to attend the annual meeting of shareholders of CNB Financial Corp. (the “Company”). The meeting will be held at Mechanics Hall, 321 Main Street, Worcester, Massachusetts on Thursday, May 18, 2006 at 10:00 a.m.

The enclosed Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. Please read these materials carefully. Matters included for consideration are the election of five Class II directors and to ratify the selection of KPMG LLP as the Company’s independent accountants for 2006. After the meeting is adjourned, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of KPMG, LLP, the Company’s independent auditors, will be present to respond to your questions. Also enclosed for your review is our Annual Report on Form 10-KSB, which contains detailed information concerning the activities and performance of the Company, including its subsidiary Commonwealth National Bank (the “Bank”), regarding its operation in the year ending December 31, 2005.

 It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card at your earliest convenience or vote by telephone per the instructions contained on your proxy card. If you attend the meeting, you may vote in person even if you have previously voted by proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Charles R. Valade
Cary J. Corkin,	Charles R. Valade
Chairman of the Board of Directors	Director, President and
Chief Executive Officer

CNB FINANCIAL CORP.
33 Waldo Street
Worcester, MA 01608
(508) 752-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2006

Notice is hereby given that on Thursday, May 18, 2006, CNB Financial Corp. (the “Company”) will hold its 2006 annual meeting of shareholders at Mechanics Hall, 321 Main Street, Worcester, Massachusetts. The meeting will begin at 10:00 a.m., local time. At the meeting, the shareholders will consider and vote on the following matters:

1.	The election of five Class II directors to serve for terms of three years;
2.	The ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2006; and
3.	The transaction of any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 31, 2006 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE PER THE INSTRUCTIONS ON THE PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Christine Trifari
Christine Trifari
Secretary

Worcester, Massachusetts
April 10, 2006

PROXY STATEMENT
OF
CNB FINANCIAL CORP.

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2006

10:00 a.m.

This Proxy Statement is furnished to Shareholders of CNB Financial Corp. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders to be held at Mechanics Hall, 321 Main Street, Worcester, Massachusetts on May 18, 2006, and any and all adjournments or postponements thereof (the “2006 Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting, the enclosed form of proxy and the 2005 Annual Report to Shareholders are first being mailed to Shareholders on or about April 10, 2006.

A Shareholder giving a proxy may revoke it at any time before it is voted by delivery of a written notice of revocation or a duly executed proxy bearing a later date to the Board Secretary, CNB Financial Corp., 33 Waldo Street, P.O. Box 830, Worcester, MA 01613-0830 or by attending the 2006 Annual Meeting and revoking the proxy at such time. Attendance at the 2006 Annual Meeting will not itself revoke a proxy. Shares represented by properly executed proxies will be voted at the 2006 Annual Meeting in accordance with the specifications thereon. Shareholders of record who are present at the 2006 Annual Meeting may vote by ballot.

Each proxy received will be voted as directed. However, if no direction is indicated, the proxy will be voted: in Item 1 FOR the election of five Class II directors to serve until the Annual Meeting in the year 2009 or until their respective successors are elected and qualified and in Item 2 FOR the ratification of the selection of KPMG LLP as the Company’s independent accountants for 2006; and on such other matters as may properly come before the 2006 Annual Meeting in such manner as the person(s) named in the proxy shall decide.

The expense of soliciting proxies in favor of the Company’s proposals will be borne by the Company. In addition to solicitation of proxies by mail, proxies may also be solicited by telephone or personal contact by employees and directors of the Company who will not receive additional compensation therefor.

Only Shareholders of record at the close of business on March 31, 2006 (the “Record Date”) are entitled to notice of and to vote at the 2006 Annual Meeting. On the Record Date, there were 2,113,963 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the 2006 Annual Meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because it does not have the authority to do so. Because brokers are permitted to vote upon the election of directors and the ratification of the appointment of independent auditors, broker non-votes will not occur with respect to these matters.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. There is no cumulative voting in the election of directors. In all other matters the affirmative vote of a majority of the shares voted on the matter is required for approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the common stock of the Company as of March 1, 2006 by persons or organizations, other than directors and executive officers, believed by us to own of record or beneficially more than five percent of the Company’s common stock.

Name of Beneficial Owner	Address	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Ronald M. Ansin	132 Littleton Rd. Harvard, MA 01451	135,000(2)	5.5%
Herbert I. Corkin	445 Grand Bay Drive, Apt 1106 Key Biscayne, FL 33149	148,055(3)	6.0%

•
(1) Includes the aggregate number of shares outstanding, shares reserved for issuance under currently exercisable warrants and shares which may be acquired within 60 days through the exercise of stock options.

•	(2) Includes currently exercisable warrants to purchase 15,000 shares.

•
(3) Includes currently exercisable warrants to purchase 6,250 shares held by Mr. Corkin, 25,000 shares and currently exercisable warrants to purchase 6,250 shares held by a charitable foundation for which he is a co-trustee and 80,555 shares and currently exercisable warrants to purchase 5,000 shares held by a private corporation of which Mr. Corkin owns more than 10%.

The following table sets forth certain information with respect to beneficial ownership of the common stock of the Company as of March 1, 2006 by (1) each director and proposed director and the named executive officers of the Company, and (2) all directors and proposed directors and all named executive officers as a group. Unless otherwise indicated, each person listed below exercises sole voting and investment powers with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Address	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Robert D. Ansin Director	MassInnovation, LLC c/o The Wood Worsted Mill 250 Merrimack Street Lawrence, MA 01843	74,653(2)	3.0%
Gerald D. Cohen Director	c/o SF Properties, Inc. 637 Washington St., Suite 200 Brookline, MA 02446-4579	18,617(3)	*
Cary J. Corkin Director (Chairman)	c/o The Entwistle Company Bigelow Street Hudson, MA 01749	7,500(4)	*

Lawrence J. Glick Director	c/o Bancroft Motors, Inc. 569 Oxford St. South Auburn, MA 01501	16,000(5)	*
Stephen J. Granger Director	c/o Cortland Corporation 415 Boston Turnpike Shrewsbury, MA 01545	48,280(6)	2.0%
George L. Kaplan Director	c/o The Entwistle Company Bigelow Street Hudson, MA 01749	104,000(7)	4.2%
John P. Lauring Director	c/o Lauring Construction Company, Inc. 23 Brigham Road Worcester, MA 01609	30,000(8)	1.2%
Harris L. MacNeill Director	c/o MacNeill Engineering Worldwide 289 Elm Street, PO Box 735 Marlboro, MA 01752	29,463(9)	1.2%
Ralph D. Marois Director	c/o Marois Brothers, Inc. 115 Blackstone River Road Worcester, MA 01607	22,375(10)	*
Henry T. Michie Director	c/o Mercantile/Image Press, Inc. Hartwell Industrial Park 70 Hartwell Street West Boylston, MA 01583	31,000(11)	1.3%
Richard J. Noonan Director	c/o Parker International Products 243 Stafford Street, PO Box 15052 Worcester, MA 01605	17,500(12)	*
Claire A. O’Connor Director	26 Townsend Drive West Boylston, MA 01583	16,756(13)	*
Bryan T. Rich Director	Ocean Two, 19111 Collins Avenue Unit 1108 Sunny Isles, FL 33160	60,565(14)	2.5%
J. Robert Seder Director	c/o Seder & Chandler 339 Main Street Worcester, MA 01608	11,351(15)	*

Charles R. Valade Director, President and CEO	c/o CNB Financial Corp. 33 Waldo Street Worcester, MA 01608	35,374(16)	1.4%
William M. Mahoney Chief Financial Officer	c/o CNB Financial Corp. 33 Waldo Street Worcester, MA 01608	12,550(17)	*
All directors and executive officers as a group		568,597	23.1%

*Less than 1%.

•
(1) Includes the aggregate number of shares outstanding, shares reserved for issuance under currently exercisable warrants and shares which may be acquired within 60 days through the exercise of stock options.

•	(2) Includes currently exercisable warrants to purchase 10,810 shares.

•
(3) Includes currently exercisable warrants to purchase 5,213 shares and 4,852 shares and currently exercisable warrants to purchase 213 shares owned by Mr. Cohen’s spouse. Also includes 1,650 shares and currently exercisable warrants to purchase 212 shares owned by the pension plan of a corporation of which Mr. Cohen owns more than 10% and 1,500 shares and currently exercisable warrants to purchase 125 shares owned by a trust of which his spouse serves as a trustee.  Mr. Cohen disclaims beneficial ownership in the shares beneficially owned by the trust.

•	(4) Includes currently exercisable warrants to purchase 500 shares.

•
(5) Includes currently exercisable warrants to purchase 5,000 shares held by Mr. Glick and 1,000 shares and currently exercisable warrants to purchase 250 shares held by Mr. Glick’s IRA. Also includes the following: 3,000 shares held by Mr. Glick’s spouse, 1,000 shares and currently exercisable warrants to purchase 250 shares held by his spouse’s IRA and 500 shares owned by a private corporation of which Mr. Glick owns more than 10%. Mr. Glick disclaims beneficial ownership of the shares beneficially owned by the corporation.

•
(6) Includes exercisable warrants to purchase 6,000 shares, 8,549 shares and currently exercisable warrants to purchase 262 shares owned by Mr. Granger’s IRA, 4,875 shares and exercisable warrants to purchase 1,218 shares owned by his spouse as custodian and 3,500 shares and currently exercisable warrants to purchase 875 shares owned by Mr. Granger’s spouse’s IRA. Also includes 10,000 shares held by his spouse and mother-in-law as tenants in common. Mr. Granger disclaims beneficial ownership of the shares beneficially owned by his spouse and mother-in-law.

•
(7) Includes exercisable warrants to purchase 100 shares and 92,000 shares and exercisable warrants to purchase 10,500 shares owned by a private corporation of which Mr. Kaplan owns more than 10%. Mr. Kaplan disclaims beneficial ownership of the shares owned by the corporation.

•
(8) Includes 10,000 shares held with his spouse as tenants in common and 10,000 shares and currently exercisable warrants to purchase 10,000 shares owned by a private corporation of which Mr. Lauring owns more than 10%.

•
(9) Includes currently exercisable warrants to purchase 8,852 shares and 5,200 shares owned by Mr. MacNeill’s spouse. Mr. MacNeill disclaims beneficial ownership in the shares beneficially owned by his spouse.

•
(10) Includes currently exercisable warrants to purchase 3,875 shares and 3,000 shares held by Mr. Marois as custodian for two minor children. Mr. Marois disclaims beneficial ownership in the shares he holds as custodian.

•
(11) Includes currently exercisable warrants to purchase 10,000 shares, 2,500 shares owned by Mr. Michie’s spouse and 2,500 shares held by his spouse as custodian for their daughter. Mr. Michie disclaims beneficial ownership in the shares beneficially owned by his spouse and in those held by his spouse as custodian for their daughter.

•	(12) Includes currently exercisable warrants to purchase 2,500 shares.

•	(13) Includes 15,405 shares and currently exercisable warrants to purchase 1,351 shares held with Ms. O’Connor’s spouse as tenants in common.

•
(14) Includes currently exercisable warrants to purchase 10,000 shares, 6,900 shares held in Mr. Rich’s IRA, 37,312 shares and currently exercisable warrants to purchase 2,703 shares held with his spouse as tenants in common and 3,650 shares held in his spouse’s IRA.

•	(15) Includes currently exercisable warrants to purchase 5,270 shares.

•
(16) Includes 21,024 shares which may be acquired within 60 days through the exercise of stock options, 7,500 shares and currently exercisable warrants to purchase 1,500 shares held in Mr. Valade’s IRA, 4,600 shares and currently exercisable warrants to purchase 650 shares held with Mr. Valade’s spouse as tenants in common and 100 shares held by his spouse as custodian for their child. Mr. Valade disclaims beneficial ownership in the shares beneficially held by his spouse as custodian for their minor child.

•
(17) Includes 9,700 shares which may be acquired within 60 days through the exercise of stock options, 1,700 shares and currently exercisable warrants to purchase 150 shares held with Mr. Mahoney’s spouse as tenants in common, an aggregate of 500 shares held with two of his children as tenants in common and an aggregate of 500 shares held by his spouse and two of his children as tenants in common.

DISCUSSION OF PROPOSALS

ITEM 1

ELECTION OF DIRECTORS

As of the date of this Proxy Statement, our Board consists of fifteen (15) directors divided into three classes, with each class serving a term of three years. On February 16, 2006, the Board voted unanimously for election to the Board of five (5) Class II directors of the Company with terms expiring at the 2009 Annual Meeting as follows:

Class II	Term Expires

Gerald D. Cohen	2009 Annual Meeting of Shareholders
Lawrence J. Glick	2009 Annual Meeting of Shareholders
Ralph D. Marois	2009 Annual Meeting of Shareholders
Richard J. Noonan	2009Annual Meeting of Shareholders
Charles R. Valade	2009 Annual Meeting of Shareholders

Each director nominee currently serves as a director of the Company and, with the exception of Mr. Marois, has served as a director of the Company’s subsidiary, Commonwealth National Bank, since the November 2001 First Shareholders’ Meeting. Mr. Marois joined the board of Commonwealth National Bank in September 2002. In the event that any of the nominees become unable to serve, an event which the Board does not expect, the shares represented by proxy may be voted for a substitute nominee to be designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees. Certain information about the business experience of the director nominees, including their service as directors of other corporations, is listed below.

Director Nominees

Gerald D. Cohen (52) - For over the past five years, Mr. Cohen has been involved in real estate development and management as Treasurer of CGI Management, Inc., President of S.F. Properties, Inc. and Manager of SF Properties, LLC. He is a licensed real estate broker in Massachusetts. Mr. Cohen received a B.A. degree from Brown University in 1975 and an MBA degree from Northwestern University in 1979.

Lawrence J. Glick (47) - Since 1985, Mr. Glick has served as Vice President of Bancroft Motors, Inc., Edward Buick-GMC, Inc. and Bancroft Leasing Corporation, where he is responsible for sales and service of new and pre-owned vehicles. Since 1992, Mr. Glick has served as President of H. Glick & Sons, Inc., a Worcester-based company doing business as Bancroft Tire Center. Mr. Glick resigned from H. Glick & Sons, Inc. in March 2005. In December 2005, H. Glick & Sons, Inc. filed a bankruptcy petition under Chapter 7 of the United States Bankruptcy Code. Mr. Glick is a 1980 graduate of Tufts University and received his MBA from Columbia University in 1982. Mr. Glick is a Director of the Worcester Business Development Corporation and the Massachusetts State Automobile Dealers Association. Mr. Glick is the nephew of Director J. Robert Seder.

Ralph D. Marois (40) - Mr. Marois is Vice President of Marois Brothers, Inc., a land excavation contracting firm, where he has worked since 1995. He is Director and Treasurer of the Auburn Chamber of Commerce. He received a B.S. degree from Assumption College in 1987.

Richard J. Noonan, C.P.A. (78) - Since 1991, Mr. Noonan has served as Treasurer and a Director of Parker Metal Corporation and its wholly-owned subsidiary Parker International Products, a Worcester based manufacturer and distributor. Previously, Mr. Noonan completed a long career as a certified public accountant. He retired in 1990 from a management position as partner in a major national accounting firm. Mr. Noonan also serves as a director for various private, for profit companies.

Charles R. Valade (54) - Mr. Valade has served as President and Chief Executive Officer of the Company since its formation in December 2005 and as President and Chief Executive Officer of its wholly-owned subsidiary, Commonwealth National Bank, since its founding in 2001. Mr. Valade was hired as the Senior Loan Officer at First Massachusetts Bank, N.A. in 1996. He left First Massachusetts Bank in December 2000 to assist its organizers in forming Commonwealth National Bank. Previously, Mr. Valade was a Vice President and Team Leader at Bank of Boston from 1994 to 1996 and held various positions in the lending area for Mechanics Bank from 1974 until their acquisition by Bank of Boston in 1994. He is Director & Treasurer of Dismas House and a Director of The Worcester Club, Worcester Business Development Corporation, Worcester Housing Development Corporation, and Worcester Regional Research Bureau. He is also a Community Trustee of the United Way of Central Massachusetts and a Trustee and member of the Investment Committee for the Greater Worcester Community Foundation. Mr. Valade received a B.S. degree from Nichols College in 1974.

Directors

Certain information about the business experience of the remaining incumbent directors and the non-director executive officers of the Company, including their service as directors of other corporations, is listed below.

Robert D. Ansin (36) - Mr. Ansin has served as President and Chief Executive Officer of Massachusetts Innovation Center, LLC, (“MIC”), a real estate development firm, since 1997. Prior to founding MIC, he was President and Chief Executive Officer of Nisna Investments, Inc., specializing in residential and industrial real estate development and investment. Mr. Ansin is on the Board of Governors of the Lawrence Boys & Girls Club, Inc. He received a B.A. degree from the University of Massachusetts, Amherst in 1993.

Cary J. Corkin (54) - Mr. Corkin is Vice President of Government Products at The Entwistle Company, where he has worked since 1974. The Entwistle Company designs and builds equipment for all branches of the armed forces and manufactures commercial products for a wide range of users. Mr. Corkin is a member of the National Contract Management Association and the American Welding Society. He received a B.S. degree in 1974 from the University of Denver. Mr. Corkin’s cousin is married to Director George L. Kaplan.

Stephen J. Granger (53) -Mr. Granger is Vice Chairman of Granger Management Corporation, a holding company for construction/development firms located in Massachusetts. He is also Vice President and Treasurer of the Cortland Corporation, which owns an assisted living facility in northern Worcester County. Mr. Granger is a Trustee of Assumption College and Notre Dame Academy and is also the Chairman of the Board of St. Francis Home in Worcester, Massachusetts. He received a B.S. degree from Boston University in 1974.

George L. Kaplan (57) - Mr. Kaplan is Vice President of Commercial Sales & Engineering at The Entwistle Company where he has worked since 1973. He is also the President and Director of Alem, Inc. Mr. Kaplan received a B.A. degree from the University of Denver in 1970. Mr. Kaplan is married to Director Cary Corkin’s cousin.

John P. Lauring (51) - Mr. Lauring is Chief Executive Officer of Lauring Construction Co., Inc., which he joined in 1985. Since October, 2005 Mr. Lauring is also CEO and Director of Tasco Holdings International Inc. He is a member of the Massachusetts Bar and a director of Associated General Contractors of Massachusetts. Mr. Lauring received a B.S. degree from Tufts University in 1976 and earned a J.D. degree in 1984 from Western New England College of Law.

Harris L. MacNeill (49) - Mr. MacNeill is the President and Chief Executive Officer of MacNeill Engineering Worldwide, a manufacturer of sports shoe hardware with operations in the United States, Europe, and the Pacific Rim, where he has worked since 1979. He received his B.S. degree from Northeastern University in 1979.

Henry T. Michie (52) - Mr. Michie is the Treasurer of Mercantile Image Press, Inc., which was formed from the 1998 merger of Instant Image Press, which Mr. Michie helped found in 1980, and Mercantile Press. He received a B.S. degree from Babson College in 1976. He is a Trustee of Bancroft School and President of the Trustees of Rural Cemetery.

Claire A. O’Connor (46) - Since 1989, Ms. O’Connor has been co-owner of O’Connor’s Restaurant & Bar and serves as Treasurer and Clerk of the Harp & Eagle Restaurant Company, Inc. and 1160 West Boylston Street Realty Trust. Ms. O’Connor graduated from Shannon College of Hotel Management in Ireland in 1982. She is a member of the Massachusetts Restaurant Association.

Bryan T. Rich (49) - Mr. Rich has served as President of TREC, LLC, a real estate investment company, since 1998. He is the Co-Chairman and Executive Director of NationsRent Companies Inc. (“NationsRent”), a construction and industrial equipment rental company, a position he has held since 2003, Chairman of Phantom Equipment Rental Co., and Managing Member of Phoenix Rental Partners. Mr. Rich was the President and Chief Executive Officer of Logan Equipment Corp. for over 15 years prior to its merging with NationsRent in December 1998. He received a B.S. degree from Boston College in 1978.

J. Robert Seder (66) - Mr. Seder is a Senior Partner with the law firm of Seder & Chandler in Worcester where he has practiced law since 1967. A graduate of Brown University and the New York University School of Law, he was admitted to the Massachusetts Bar in 1964. Mr. Seder is a member of the Bars of the State of New York and the State of Florida and is a fellow of the American College of Bankruptcy. He is a President and a Director of each of: the Jewish Health Care Center, Inc., JHC Assisted Living Corp., and Jewish Home Hospice, Inc., as well as a Director of the Worcester Regional Research Bureau. Mr. Seder is the uncle of Director Lawrence J. Glick.

Non-Director Executive Officers

Martha A. Dean (44) - Ms. Dean joined Commonwealth National Bank in September 2001 to assist its organizers and currently serves as a Senior Vice President and the Chief Operations Officer. Ms. Dean is not an officer of the Company. She previously worked for Flagship Bank & Trust Company from 1988 to September 2001 where she was Vice President, Operations Manager. From 1982 to 1988, Ms. Dean was a loan-servicing supervisor at Guaranty Bank. Ms. Dean is a graduate of Worcester State College.

William M. Mahoney (55) - Mr. Mahoney has served as Chief Financial Officer and Treasurer of the Company since its formation in December 2005. He joined Commonwealth National Bank in December 2000 to assist its organizers where he is a Senior Vice President and the Chief Financial Officer. Previously he held a financial management position at BankBoston Financial Corp., which he joined in 1994. He was the Chief Financial Officer of Mechanics Bank in Worcester from 1981 until their acquisition by Bank of Boston in 1994. He is a graduate of Providence College and the Stonier Graduate School of Banking and received an MBA from the University of Connecticut.

Christine Trifari (50) - Ms. Trifari has served as the Corporate Secretary of the Company since its formation in December 2005. She joined Commonwealth National Bank in December 2000 to assist its organizers where she is a Senior Vice President and the Chief Credit Officer. Previously she joined First Massachusetts Company in 1996 as its Senior Credit Officer. Ms. Trifari was the Director of Loan Review for Banknorth Group, Inc. from 1990 until her transfer to its affiliate, First Massachusetts Bank, in April 1996. She began her career at BayBank Boston in 1982. Ms. Trifari received a B.A. degree from Providence College and an MBA degree from Babson College. She is a member of the Board of Directors of ARTSWorcester and the Family Health Center of Worcester.

Andrea J. White (40) - Since joining Commonwealth National Bank in June 2001 to assist its organizers, Ms. White has served as a Senior Vice President and the Chief Retail Officer. Ms. White is not an officer of the Company. She joined Flagship Bank & Trust Company in 1993 as Branch Administrator. From 1987 to 1993 she held management positions at Bank of New England and Fleet Bank. Ms. White is a graduate of North Adams State College and received an MBA from Nichols College.

Audit Committee Financial Expert

The Company’s Board of Directors has determined that the Company has at least one audit committee financial expert serving on its Audit Committee. That person is Director Richard J. Noonan. Mr. Noonan is independent in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Board Committees and 2005 Meetings

The standing committees of the Board are the Executive Committee, the Nominating & Corporate Governance Committee, the Audit Committee, and the Compensation Committee. Prior to the Company becoming a bank holding company for Commonwealth National Bank on December 16, 2005, these committees were committees of the Bank.

Executive Committee. The Executive Committee of the Company acts for the Board of Directors when the Board is not in session. The members of the Executive Committee are Mr. Corkin (Chair), Mr. Cohen, Mr. Granger, Mr. Rich, Mr. Seder and Mr. Valade. The Executive Committee met thirty times in 2005.

Nominating & Corporate Governance Committee. This committee (the “Nominating Committee”) is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select the Director nominees for election at each annual meeting of shareholders or more often, as required. The Nominating Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, periodically reviewing such guidelines and recommending any changes thereto, and overseeing the evaluation of the Board and management. The Committee also recommends to the Board committee assignments on at least an annual basis. The members of the Nominating Committee are Mr. Granger (Chair), Mr. Cohen, Mr. Corkin, Mr. Marois and Ms. O’Connor. All of the members of the Nominating Committee are independent in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Nominating Committee met four times in 2005. The Nominating Committee Charter is available on the Company’s website at www.commonwealthworcester.com.

The Nominating Committee believes that each nominee recommended by the committee must, at a minimum, be highly accomplished in his or her respective field, with superior credentials and recognition, be well regarded in his or her community and have a long-term reputation for the highest ethical and moral standards, have sufficient time and availability to devote to the affairs of the Company, and if the nominee serves or has served on other boards, the nominee must have a demonstrated history of actively contributing at board meetings. Other factors considered by the Nominating Committee include whether the nominee has direct experience in the markets in which the Company operates, whether the nominee is independent from management, and whether the election of the nominee will assist in creating a Board that has a diversity of background and experience.

Audit Committee. The Audit Committee is responsible for selecting the independent public accountants to audit the Company’s annual financial statements and approving any special assignments given to the independent public accountants. The Committee also will review the planned scope of the annual audit, any changes in accounting principles and the effectiveness of the Company’s internal control environment. Additionally, the Committee provides oversight to the Company’s and Commonwealth National Bank’s compliance staff for adherence with regulatory rules and regulations. The members of the Audit Committee are Mr. Noonan (Chair), Mr. Glick, Mr. Kaplan and Mr. Marois. Mr. Lauring and Mr. Michie each served as members for a partial term in 2005. All of the members of the Audit Committee are independent in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee met four times in 2005. The Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Compensation Committee. The Compensation Committee is responsible for evaluating compensation and benefits plans, including stock option plans for employees and, as applicable, directors of the Company and Commonwealth National Bank. The members of the Compensation Committee are Mr. Glick (Chair), Mr. Ansin, Mr. MacNeill, Mr. Michie and Ms. O’Connor. Mr. Lauring served as a member for a partial term in 2005. The Compensation Committee met seven times in 2005.

The Board held twelve regular meetings and one special meeting during the year ended December 31, 2005, including meetings of the Board of Directors of Commonwealth National Bank prior to the bank holding company reorganization on December 16, 2005. Thirteen of the Company’s fifteen directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during 2005. Directors Ansin and Rich attended less than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during 2005.

Shareholder Communications

The Board does not currently have a formal process in place for shareholder communication to the Board. Informally, however, it is understood that any communication from a shareholder to the Board received by management or an individual director shall be forwarded to the Board Chairman. The Board believes this approach is reasonable in light of the relatively small number of shareholders of the Company’s common stock at this time.

Code of Ethics

The Company has adopted a code of ethics which includes specific requirements for the Chief Executive Officer, Chief Financial Officer and all other employees with financial reporting responsibilities. A copy of the Code of Ethics can be found on the Company’s website at www.commonwealthworcester.com.

Employment Contracts

Neither the Company nor Commonwealth National Bank has any written employment contracts with any executive officers, all of whom are employees at will. The Compensation Committee on behalf of the Board of Directors is currently negotiating change in control severance agreements with each of the executive officers of Commonwealth National Bank. The agreements would provide for severance pay in the event a “change in control” of the Company or the Bank were to occur and the executive officer’s employment is terminated within two years thereafter by Commonwealth National Bank without “cause” or by the executive officer with “good reason” as these terms are defined in the agreements. It is expected that the agreements will be for an automatically renewing term of approximately two years, subject to notice of non-renewal by either the executive or the Bank. It is expected that the Bank will pay a lump sum amount equal to two and one-half times the sum of Mr. Valade’s annual base salary and annual incentive bonus, plus continuation of other then-applicable benefits, if conditions under the agreement are met and a lump sum amount approximately equal to one and one-half times the sum of the annual base salary and annual incentive bonus, plus continuation of other then-applicable benefits, of Mr. Mahoney, Ms. Dean, Ms. Trifari and Ms. White, respectively, if conditions under the agreement are met. The agreements will include a covenant not to compete and a covenant to protect the Bank’s confidential information.

Compensation of Directors

Beginning in the year 2005, the directors approved the payment of fees to non-employee directors based upon each individual director’s attendance at meetings of the Board of Directors and of committees of the Board of Directors at a rate of $200 per meeting attended. Future changes in the Company’s director fee policy will depend on its earnings, capital requirements and financial condition and on other factors that the Board of Directors considers relevant.

Executive Compensation

The table below provides information concerning the annual and long-term compensation of the Company’s chief executive officer and the most highly compensated executive officers, other than its chief executive officer, whose annual compensation exceeded $100,000 for the period from January 1, 2005 through December 31, 2005.

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Other Annual Compensation (2) ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (3)	LTIP Payouts	All Other Compensation ($)

Charles R. Valade;	2005	169,000	-	10,400	-	9,095	-	610
President/CEO	2004	150,000	-	6,900	-	10,000	-	520
	2003	120,000	-	5,400	-	5,000	-	500

William M. Mahoney;	2005	115,300	-	5,670	-	3,200	-	480
Senior Vice	2004	107,500	-	4,970	-	3,200	-	460
President/CFO	2003	103,500	-	4,660	-	2,400	-	430

(1)	Includes elective deferrals pursuant to Section 401(k) of the Internal Revenue Code. Also includes compensation paid by Commonwealth National Bank
(2)
Includes the value of premiums paid by Commonwealth National Bank for employee life insurance in excess of $50,000 of coverage, as well as contributions by Commonwealth National Bank to the officers’ 401(k) Plan balances. Subject to certain age and service requirements, all employees of Commonwealth National Bank are eligible to participate in this plan.

(3)	Reflects options granted under the Commonwealth National Bank 2001 Stock Option Plan.

Stock Option Plan

The following table provides information on options granted to the Named Executives during the year ended December 31, 2005 (including options granted by Commonwealth National Bank, prior to the December 2005 holding company reorganization):

OPTION/SAR GRANTS IN LAST FISCAL YEAR
(Individual Grants)

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise or Base Price ($/Share)	Expiration Date

Charles R. Valade	9,095	18,43%	$12.75	April 21, 2015
William M. Mahoney	3,200	6.48%	$12.75	April 21, 2015

Options may not be exercised in full or in part prior to the expiration of one year from the date of the grant. Twenty five percent of the options become exercisable on each of the first through fourth annual anniversary dates of the grants.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no interlocking relationships where (a) an executive officer of the Company served as a member of the compensation committee on another entity, one of whose executive officers served on the Compensation Committee of the Company; (b) an executive officer served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (c) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Certain Transactions

At December 31, 2005, certain of the Company’s directors, executive officers, principal shareholders and their related interests had outstanding loans from the Bank totaling $9,734,000. All such transactions were entered into in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2004, loans from the Bank to related parties amounted to $5,193,000.

The Bank entered into a related-party lease agreement with J. Robert Seder, a Director of the Company for its main branch and administrative facility at 33 Waldo Street, Worcester, Massachusetts. The 15-year lease was entered into on December 1, 2001 for the amount of $152,000 per year for the initial three years of the lease term, increasing by 7% on each third year anniversary. The lease agreement has two separate five-year renewal options. This agreement represents an arms length transaction.

During 2004 the Bank entered into a related party contract with Lauring Construction Co. Inc., a company partially owned by Mr. John Lauring, a director of the Company. Lauring Construction Co. Inc. was hired, after a competitive bidding process, for a contract amount of $579,000 to construct the Bank’s branch in Northbridge, Massachusetts.

Recommendation of the Board of Directors

The Board of Directors intends to vote all proxies held by it in favor of the five Class II director nominees, Mssrs. Cohen, Glick, Marois, Noonan and Valade (unless shareholders direct otherwise). Election to the Board of five (5) Class II directors of the Company with terms expiring at the 2009 Annual Meeting shall require the affirmative vote of a plurality of the votes cast at the 2006 Annual Meeting. Abstentions with respect to the election of directors will not be included in determining whether nominees have received the votes of such plurality, and will therefore have no effect upon the outcome of this matter.

THE BOARD RECOMMENDS UNANIMOUSLY A VOTE ‘‘FOR” ELECTION OF MSSRS. COHEN, GLICK, MAROIS, NOONAN AND VALADE TO THE BOARD OF DIRECTORS AS CLASS II DIRECTORS WITH TERMS EXPIRING AT THE 2009 ANNUAL MEETING.

ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT ACCOUNTANTS

The firm of KPMG LLP (“KPMG”) has been selected by the Audit Committee, subject to ratification by the Shareholders, to be the Company’s independent accountants for 2006. KPMG has served as independent accountants for Commonwealth National Bank since July 25, 2002, and the Company since the December 2005 reorganization.

A representative of KPMG is expected to be present at the 2006 Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from Shareholders.

Principal Accountant Fees and Services

The following table reflects the aggregate fees billed for the last two fiscal years for professional services by the Company’s principal accountant, KPMG LLP, for the audit of the annual financial statements of the Company and its subsidiary Commonwealth National Bank. The table also reflects the aggregate fees billed in each of the last two fiscal years for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning. In particular, the tax fees billed were for preparation of the Bank’s tax filings for the prior year.

	2005	2004
Audit Fees	$88,000	$85,000
Audit Related Fees	-	-
Tax Related Fees	$25,000	-
Tax Compliance Fees	18,700	15,800
Total	$131,700	$100,800

The Audit Committee has not developed pre-approval policies because all engagements of independent accountants for audit or non-audit services must be rendered by the Audit Committee.

Recommendation of the Board of Directors

The Board of Directors intends to vote all proxies held by it in favor of ratifying the selection of KPMG as the Company’s independent auditors for the year ending December 31, 2006 (unless shareholders direct otherwise). Ratification of the appointment requires that the votes cast in favor of the ratification exceed the votes cast against the ratification. Abstentions will therefore have no effect upon the outcome of this matter.

THE BOARD RECOMMENDS UNANIMOUSLY A VOTE ‘‘FOR” RATIFICATION OF THE SELECTION OF THE FIRM OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR 2006.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal controls and financial reporting process. The Audit Committee is composed of four (4) independent members of the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, the Company’s Audit Committee met with management and the independent accountants to review and discuss the Company’s December 31, 2005 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-KSB.

Audit Committee

Richard J. Noonan, (Chairman)

Lawrence J. Glick

George L. Kaplan

Ralph D. Marois

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s stock with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16 (a) forms they file. Prior to the bank holding company reorganization on December 16, 2005, these reports were filed by the Reporting Persons with the Office of the Comptroller of the Currency.

Based on our review of copies of reports we have received, the Company is aware of non-compliance by one director and five executive officers, during the year ending December 31, 2005, with Section 16(a) filing requirements applicable to them. Director Marois filed one late report. Executive officer’s Dean, Mahoney, Trifari, Valade and White each filed a Form 5 in February 2006 to correct the oversight of not completing a Section 16(a) filing at the time employee options were granted during the calendar years 2002 through 2005.

OTHER MATTERS

The Board knows of no other business to be brought before the 2006 Annual Meeting. If, however, any other business should properly come before the 2006 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order to submit Shareholder proposals for the 2007 Annual Meeting for inclusion in the Company’s proxy statements pursuant to SEC Rule 14a-8 under the Exchange Act, materials must be received by the Secretary of the Company at the Company’s principal offices in Worcester, Massachusetts, no later than December 8, 2006. Such proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be sent to the Secretary of the Company at CNB Financial Corp., 33 Waldo Street, P.O. Box 830, Worcester, MA 01613-0830. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Nominating Committee will review and evaluate the qualifications of any director candidates who have been recommended by security holders in compliance with the procedures established by the committee and set forth in its Charter. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for established by the committee. Candidates who have been recommended by shareholders are evaluated by the Nominating Committee in the same manner as are other possible candidates.

All shareholder recommendations for director candidates shall be in writing and shall be sent to the Secretary of the Company at CNB Financial Corp., 33 Waldo Street, P.O. Box 830, Worcester, MA 01613-0830. Such recommendations must be submitted to the Company not less than 120 days prior to the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

Such written recommendations shall contain the following information: (a) the name and address of record of the securityholder; (b) a representation that the securityholder is a record holder of the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934 and Office of the Comptroller of the Currency regulations requiring each director of Commonwealth National Bank to own shares of the capital stock of the Company the aggregate par value of which is not less than $1,000; (c) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; (d) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in this Charter; (e) a description of all arrangements or understandings between the securityholder and the proposed director candidate; (f) the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and the consent of the proposed director candidate to serve as a director if elected at such annual meeting; and (g) any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission. Recommendations not made in accordance with these procedures shall be deemed void.

ANNUAL REPORT ON FORM 10-KSB

The financial statements of the Company as of and for the year ended December 31, 2005 are contained in the Company’s Annual Report on Form 10-KSB. The Annual Report is not to be considered as part of this proxy soliciting material.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company intends to deliver one Annual Report and Proxy Statement to multiple shareholders of the Company sharing an address, unless we receive contrary instructions from one or more such shareholders.  Upon written or oral request, we will provide promptly a separate copy of the Annual Report and Proxy Statement to a shareholder sharing an address with another Shareholder to which a single copy of the Annual Report and Proxy Statement were sent.  To request an additional copy of the Annual Report or Proxy Statement, please call the Company at 508-752-4800 or write to us at CNB Financial Corp., 33 Waldo Street, P.O. Box 830, Worcester, Massachusetts 01613-0830.  In the future, if you wish to receive a separate copy of the Company’s Annual Report or Proxy Statement, please call or write to us at the number and address listed above. Similarly, Shareholders sharing an address who are receiving multiple copies of the Company’s Annual Report and Proxy Statement and who wish to receive only one copy of these materials at their address can so request by contacting us at the same phone number and address.

Appendix A

CNB FINANCIAL CORP.

AUDIT COMMITTEE CHARTER

A.	MEMBERSHIP

The Board of Directors shall appoint the Audit Committee and its chairperson on the basis of a recommendation by the Nominating and Corporate Governance Committee of the Board of Directors of CNB Financial Corp. (“the Company”).

The Audit Committee shall be comprised of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of existing regulations.

B.	PRIMARY RESPONSIBILITIES

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors and their engagements. The Board shall ratify the Audit Committee’s actions.

The Audit Committee relies on the expertise and knowledge of the Company’s management, the internal audit firm and the independent auditors in carrying out its oversight responsibilities. Management of the Company determines that financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent audit firm is responsible for auditing the Company’s financial statements and to assure compliance with accounting principles and banking regulations.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. To accomplish this, the Audit Committee shall review the following: the financial reports and other financial information provided by the Company and the Company’s subsidiary, Commonwealth National Bank (the “Bank”), to any government body or the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes. The Audit Committee's primary duties and responsibilities are to:

1.	Monitor the Company’s financial reporting process and system of internal controls.

2.	Review and appraise the audit efforts of the Company’s independent accountants and internal auditing department or firm.

3.	Serve as an independent and objective party in the review of the Company’s financial reports.

4.
Provide an open avenue of communication between the independent accountants, financial and senior management, the internal auditing department or firm, the Company’s customers, vendors, investors and the Board of Directors to provide for the proper flow of information and to facilitate the full disclosure of all information related to the financial condition, safety and soundness of the Company and the Bank.

C.	PRIMARY FUNCTIONS

In discharging the responsibilities assigned to the Committee, the following functions will be performed to the extent considered necessary and prudent under the particular circumstances (i.e., the due diligence principle):

1.
Report to the Board of Directors on the annual selection and appointment by the Committee of the independent accountants and internal auditing firm (if applicable), considering independence, effectiveness and compensation to be paid.

2.	Review and approve the annual audit plans of the independent accountants and the internal auditors.

3.	Appraise the adequacy and effectiveness of the internal audit function as well as external audit efforts through periodic meetings with the internal auditor and the independent accountants.

4.
Receive periodic reports from the independent accountants and the internal auditor regarding their independence and ascertain that management has not placed restrictions on the scope of their examinations.

5.	Periodically consult with the independent accountants and the internal auditor in executive session about internal controls and the completeness and accuracy of the Company’s financial statements.

6.
Review with management and the independent auditors their assessment of the adequacy and effectiveness of internal controls and procedures over financial reporting, the safeguarding of assets, compliance with corporate policies and procedures, applicable laws, rules and regulations and the resolution of material weaknesses and reportable conditions.

7.
Evaluate the adequacy and effectiveness of the Company’s accounting policies and procedures, including financial and accounting management, through observations and discussions with the independent accountants, internal auditors, information technology consultants and appropriate management.

8.	Review reports on the results of internal audit activity and examinations performed by regulatory agencies, evaluate management's responses to the reports and recommend corrective action if necessary.

9.
Arrange for periodic reports from management, the independent accountants, and the internal auditor regarding the impact of significant regulatory and accounting changes or proposals that may have a bearing on the annual examination of the Company or on its financial statements.

10.
Review the annual audited financial statements of the Company including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could materially affect the Company’s financial statements.

11.	Review and assess annually the adequacy of corporate insurance coverage and to engage qualified consultants when necessary.

12.
Review all legal matters that could have a material impact on the Company’s financial statements, compliance policies and any material reports or inquiries received from regulators or governmental agencies.

13.
Periodically report to the Board of Directors a summary of the work performed in fulfilling the Audit Committee's primary responsibilities and keep minutes of its acts and proceedings that shall be submitted at a subsequent meeting of the Board.

14.	Supervise and direct any special projects or investigations considered necessary or as requested by the Board of Directors.

D.	OTHER MATTERS

The frequency of meetings shall be on an "as needed" basis with a minimum of three meetings per year. Telephonic attendance at any meeting shall be permitted.

REVOCABLE PROXY
CNB FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 18, 2006
10:00 a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Anne P. Deedy and Karen A. Kagan, and each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on May 18, 2006 at 10:00 a.m., local time at Mechanics Hall, 321 Main Street, Worcester, MA 01608 and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

CNB FINANCIAL CORP.

May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
-OR-	ACCOUNT NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.  Election as Class II directors, with a term of three years expiring at the 2009 Annual Meeting, of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).
			2. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
[ ]	FOR ALL NOMINEES	NOMINEES: O Gerald D. Cohen O Lawrence J. Glick O Ralph D. Marois O Richard J. Noonan O Charles R. Valade

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES
[ ]	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder _________________ Date: _______________________ Signature of Stockholder ____________________ Date:_________________
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.